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Lehman ABS Corporation                                                Date of Report:     12/10/96                 Page 11
Lehman Home Equity Loan Trust - Series 1996-1                         Time of Report:     2:46PM
P & S Agreement Date:                             January 1, 1996
Original Settlement Date:                         February 22, 1996
CUSIP Number of Certificates:                     525180AU9
Original Sale Balance:                            146,190,000
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STATEMENT TO CERTIFICATEHOLDERS (PAGE 1 OF 2)
--------------------------------------------
Distribution Date:                                                                                    11/15/96           12/16/96
                                                                                                      --------           --------
     INVESTOR CERTIFICATES DISTRIBUTION SUMMARY (PER $1000 ORIGINAL PRINCIPAL AMOUNT)

A.   INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS

     Investor Certificate Interest Distributed                                                        4.416560           4.365635
     Investor Certificate Interest Shortfall Distributed                                              0.000000           0.000000
     Remaining Unpaid Investor Certificate Interest Shortfall                                         0.000000           0.000000

     Managed Amortization Period? (Yes=1; No=0)                                                              1                  1
     Investors Certificate Principal Distributed                                                      9.249275           9.179810
       Principal Distribution Amount                                                                  9.171352           9.179810
         Maximum Principal Payment                                                                   27.542651          26.090832
         Alternative Principal Payment                                                                9.171352           9.179810
         Principal Collections less Additional Balances                                               9.171352           9.179810
       Investor Loss Amount Distributed to Investors                                                  0.077923           0.000000
       Accelerated Principal Distribution Amount                                                      0.000000           0.000000
       Credit Enhancement Draw Amount                                                                     0.00               0.00

     Total Amount Distributed to Certificateholders (P & I)                                          13.665835          13.545445

B.   INVESTOR CERTIFICATE PRINCIPAL BALANCE

     Beginning Investor Certificate Balance                                                     133,112,085.86     131,759,934.28
     Ending Investor Certificate Balance                                                        131,759,934.28     130,417,937.86
     Beginning Invested Amount                                                                  133,857,956.20     132,505,804.63
     Ending Invested Amount                                                                     132,505,804.63     131,163,808.21
     Investor Certificateholder Floating Allocation Percentage                                         95.0495%           95.0019%
     Pool Factor                                                                                     0.9012924          0.8921126
     Liquidation Loss Amount for Liquidated Loans                                                    11,984.90               0.00
     Unreimbursed Liquidation Loss Amount                                                                 0.00               0.00

C.   POOL INFORMATION

     Beginning Pool Balance                                                                     140,829,779.49     139,477,034.60
     Ending Pool Balance                                                                        139,477,034.60     138,135,038.18
     Servicer Removals from the Trust (Section 2.06)                                                      0.00               0.00
     Servicing Fee                                                                                   58,679.07          58,115.43

D.   INVESTOR CERTIFICATE RATE

     Investor Certificate Rate                                                                        5.632810%          5.625000%
     LIBOR Rate                                                                                       5.382810%          5.375000%
     Maximum Rate                                                                                     9.574483%          9.568647%

E.   DELINQUENCY & REO STATUS

     Delinquent 30-59 days
         No. of Accounts                                                                                    29                 18
       Trust Balances                                                                               839,611.86         608,576.28
     Delinquent 60-89 days
         No. of Accounts                                                                                     5                  6
       Trust Balances                                                                               275,302.20         220,300.19
     Delinquent 90+ days
         No. of Accounts                                                                                     8                 10
       Trust Balances                                                                               294,676.60         437,768.69
     Delinquent 9+ Months
          No. of Accounts                                                                                    5                  5
       Trust Balances                                                                                  675,098            675,098
     REO
          No. of Accounts                                                                                    1                  1
       Trust Balances                                                                                59,269.38          59,269.38
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Lehman ABS Corporation                                                Date of Report:     12/10/96                 Page 12
Lehman Home Equity Loan Trust - Series 1996-1                         Time of Report:     2:46PM
P & S Agreement Date:                             January 1, 1996
Original Settlement Date:                         February 22, 1996
CUSIP Number of Certificates:                     525180AU9
Original Sale Balance:                            146,190,000
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STATEMENT OF CERTIFICATEHOLDERS (PAGE 2 OF 2)
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
Distribution Date                                                                                    11/15/96         12/16/96
                                                                                                     --------         --------


IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 11th day of December, 1996

     Countrywide Home Loans Formerly Known as Countrywide Funding Corporation as Servicer

     /s/ Sam Ilagan
     ---------------------------------------
     Sam Ilagan
     Vice-President



Distribution List:
-----------------

Frank Skibo - FSA                                 Lupe Montero - Countrywide Home Loans
Barbara Grosse - First National Bank of Chicago   Richard Marron - Countrywide Home Loans
Brad Andres - Lehman Brothers                     Dave Walker - Countrywide Home Loans
Paul Marsilio - Lehman Brothers
Julie Uhlig - Moody's Investors Service
Gail Breman - Standard & Poor's Corp.

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